UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2018

XERIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38536	20-3352427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 N. LaSalle Street, Suite 1810

Chicago, IL 60601

(Address of principal executive offices, including zip code)

(844) 445-5704

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2018, Xeris Pharmaceuticals, Inc. (the “Company”) and 180 N LaSalle Property Owner LLC (“LaSalle”) entered into a First Amendment to Office Lease Agreement (the “Amendment”) to expand the premises underlying the original Office Lease Agreement, dated January 26, 2018 (the “Lease Agreement”).

Pursuant to the Lease Agreement, the Company leases from LaSalle Suite 1810 in the building located at 180 N. LaSalle Street, Chicago, Illinois, which is used by the Company as its headquarters (the “Existing Premises”). The Amendment will relocate and expand the Existing Premises to Suite 1500 and Suite 1600 and extend the term of the Lease Agreement until June 30, 2031, with the option to renew by the Company for an additional five years. The initial term is expected to commence on July 1, 2019. The Company will be obligated to pay approximately $12.5 million in rent over the initial term of the lease.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xeris Pharmaceuticals, Inc.

Date: November 23, 2018	By:	/s/ Barry Deutsch
Barry Deutsch Chief Financial Officer